As filed with the Securities and Exchange Commission on June 6, 1997

                                                            Registration No. [ ]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                          RIVIERA HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)
        Nevada 88-0296885                         88-0296885
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)            Identification Number)

             2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109
                    (Address of principal executive offices)
                                -----------------

               Riviera Holdings Corporation 1993 Stock Option Plan
                Riviera Holdings Corporation Stock Purchase Plan
         Riviera Holdings Corporation Nonqualified Stock Option Plan for
     Non-Employee Directors Riviera Holdings Corporation Stock Compensation
            Plan for Directors Serving on the Compensation Committee

                            (Full title of the Plans)
                                -----------------

                              William L. Westerman
          Chairman of the Board, Chief Executive Officer and President
                          Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                             Las Vegas, Nevada 89109
                            Telephone: (702) 734-5110
(Name, address, and telephone number, including area code, of agent for service)
                                -----------------

                                    Copy to:
                             Fredric J. Klink, Esq.
                             Dechert Price & Rhoads
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 698-3500
                                -----------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                            Amount                Proposed              Proposed Maximum
            Title of                         to be            Maximum Offering         Aggregate Offering            Amount of
   Securities to be Registered           Registered(1)       Price Per Share(2)             Price(2)            Registration Fee(2)
====================================================================================================================================
          Common Stock                  520,000 shares           $13 5/16(2)              $6,922,500(2)            $2,097.73(2)
====================================================================================================================================


(1) This Registration Statement on Form S-8 relates to an additional 520,000 shares of common stock, par value $.001 per share, of the Registrant (the "Common Stock") issuable under the Riviera Holdings Corporation 1993 Stock Option Plan. See "Incorporation by Reference" with respect to the Registrant's Registration Statement on Form S-8 (Registration No. 333-03631) filed on June 2, 1997 and relating to 880,000 shares of Common Stock.

(2) Pursuant to Rule 457(h)(1) of the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the daily high and low prices of the Registrant's Common Stock on the American Stock Exchange on June 2, 1997. Further, the amount of the registration fee relates only to the additional 520,000 shares of Common Stock issuable under the Riviera Holdings Corporation 1993 Stock Option Plan being registered pursuant to this Registration Statement on Form S-8.

                           INCORPORATION BY REFERENCE

        The contents of Registration Statement on Form S-8 (Registration No. 333-03631) relating to (i) 480,000 shares of common stock, par value $.001 per share, of the Registrant (the "Common Stock") under the Riviera Holdings Corporation 1993 Stock Option Plan, (ii) 300,000 shares of Common Stock under the Riviera Holdings Corporation Stock Purchase Plan, (iii) 50,000 shares of Common Stock under the Riviera Holdings Corporation Nonqualified Stock Option Plan for Non-Employee Directors and (iv) 50,000 shares of Common Stock under the Riviera Holdings Corporation Stock Compensation Plan for Directors Serving on the Compensation Committee, which was filed with the Securities and Exchange Commission on May 13, 1996, is incorporated herein by reference. This Registration Statement on Form S-8 relates to an additional 520,000 shares of Common Stock issuable under the Riviera Holdings Corporation 1993 Stock Option Plan.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 6th day of June, 1997.

                          RIVIERA HOLDINGS CORPORATION


                          By:   /s/William L. Westerman
                             --------------------------
                              William L. Westerman
                              Chief Executive Officer and President
                              (Principal Executive Officer)


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 2, 1997.

           Signature                                   Title

 /s/ William L. Westerman                   Chairman of the Board, Chief
     William L. Westerman                   Executive Officer, President and
                                            Director (Principal
                                            Executive Officer)

 /s/ Duane R. Krohn                         Treasurer (Principal Financial and
     Duane R. Krohn                         Accounting Officer)


 /s/ Robert R. Barengo                      Director
     Robert R. Barengo


 /s/ William Friedman                       Director
     William Friedman


 /s/ Philip P. Hannifin                     Director
     Philip P. Hannifin